GLATFELTER

Non-Employee Director Restricted Stock Unit Award Certificate

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Award Number:

Award Date:	Number of	Final Vesting Date:
Restricted Stock Units:

THIS CERTIFIES THAT Glatfelter (the “Company”) has on the Award Date specified above granted to

(the “Participant”) an award (the “Award”) to receive that number of Restricted Stock Units (the “RSUs”) indicated above in the box labeled “Number of Units,” each RSU representing the right to receive one share of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Award Certificate and the Company’s 2005 Long-Term Incentive Plan (the “Plan”). In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan shall prevail. Any terms not defined herein shall have the meaning set forth in the Plan.

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1. Rights of the Participant with Respect to the Restricted Stock Units.

(a) No Shareholder Rights. The RSUs granted pursuant to the Award do not and shall not entitle the Participant to any rights of a holder of Common Stock. The rights of the Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the RSUs lapse, in accordance with Section 2 or 3.

(b) Dividend Equivalents. The Company shall pay to Participants holding RSUs outstanding on the record date for the payment of any dividend on the Common Stock an amount equal to the dividend such Participant would have received on the payment date therefor if the shares of Common Stock issuable in accordance with such RSUs had been issued and outstanding on such record date.

(c) Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to a Participant prior to the date on which the RSUs vest and the restrictions with respect to the RSUs lapse, in accordance with Section 2 or 3. Neither this Section 1(c) nor any action taken pursuant to or in accordance with this Section 1(c) shall be construed to create a trust of any kind. After any restrictions with respect to RSUs lapse pursuant to Section 2 or 3, the Company shall cause to be issued as soon as practicably possible, in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in payment for such RSUs that number of shares of Common Stock equal to the number of RSUs with respect to which the restrictions have lapsed.

2. Vesting. 1/3 of the total amount of RSUs awarded shall vest on the day prior to each of the first, second and third Annual Meeting of Shareholders of the Company following the Award Date, and all restrictions with respect to the RSUs awarded shall lapse on the day prior to the third Annual Meeting of Shareholders following the Award Date, if the Participant continues to serve continuously as a director of the Company until the respective vesting dates.

3. Forfeiture or Early Vesting Upon Ceasing to be a Director.

(a) Ceasing to be a Director Generally. If, prior to vesting of the RSUs pursuant to Section 2, the Participant ceases to be a director of the Company for any reason (voluntary or involuntary) other than death, then all unvested RSUs shall be immediately and irrevocably forfeited.

(b) Death. Upon the death of a Participant while a director of the Company, then the RSUs shall vest to the extent necessary to cause the percentage of RSUs that have vested (including those that vested prior to the date of death) to equal the percentage of the vesting restriction period that has elapsed as of the date of death and the Company shall cause to be issued as soon as practicably possible, in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in payment for the RSUs with respect to which all restrictions have lapsed that number of shares of Common Stock equal to the number of RSUs with respect to which all restrictions have lapsed. All unvested RSUs (after giving effect to the foregoing sentence) on the date of such death will be immediately and irrevocably forfeited.

4. Restriction on Transfer. The RSUs and any rights under the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of RSUs or other rights under the Award shall be void and unenforceable against the Company and shall result in the immediate forfeiture of such RSUs and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Compensation Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Common Stock issued or any cash paid with respect to the RSUs upon the death of the Participant.

5. Tax Matters.

(a) In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Participant.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Compensation Committee under the Plan, the Participant may elect to satisfy the Participant’s federal, state and local tax withholding obligations arising from the receipt of, the vesting of or the lapse of restrictions relating to, the RSUs, by (i) delivering cash, check or money order payable to the Company, or (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises. If the Participant fails to timely make such an election, the Company shall have the right to withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.

6. Miscellaneous.

(a) The Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b) The Company shall not be required to deliver any shares of Common Stock upon vesting of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c) An original record of the Award and all the terms thereof, executed by the Company, shall be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Certificate and the terms contained in the original record held by the Company, the terms of the original record held by the Company shall control.

7. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Compensation Committee of the Board consisting of three or more Directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time, and an “outside director” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, as in effect from time to time.

(d) “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange.

A copy of the 2005 Long-Term Incentive Plan is attached to this Certificate.

GLATFELTER

___________________________

     ,

By my signature below, I hereby acknowledge receipt of this Award Certificate on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Award Certificate and the Plan.

Signature:      Date: